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                                                                Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of August 7, 2003 to be effective as of the date this Agreement is approved by the United States Bankruptcy Court for the Northern District of West Virginia (the "Effective Date") and is entered into by and between WEIRTON STEEL CORPORATION, a Delaware corporation (the "Company"), and D. LEONARD WISE (the "Employee").

         WHEREAS, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") on May 19, 2003;

         WHEREAS, in connection with its Chapter 11 filing, the Company has arranged debtor in possession financing through Fleet Capital Corporation, as agent, including a revolving loan facility and a term facility (collectively, the revolving loan and term facilities are collectively referred to herein as the "DIP");

         WHEREAS, effective August 1, 2003, the Company's Chief Executive Officer resigned;

         WHEREAS, the Company seeks to hire the Employee as its Chief Executive Officer and to secure able management to oversee its restructuring under Chapter 11;

         WHEREAS, the Company made a number of commitments and representations to the Employee in order to retain his services during the Chapter 11 process; and

         WHEREAS, the Company and the Employee intend to document the terms and conditions of the Employee's employment in this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Employment. The Company hereby employs Employee and Employee hereby accepts employment from the Company upon the terms and conditions hereinafter set forth.


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         2. Term. This Agreement and the employment of the Employee hereunder shall commence on the Effective Date and shall continue from month to month thereafter until terminated either by the Company or by the Employee as provided in Section 5.

         3. Duties. During the Term hereof, the Employee shall serve as Chief Executive Officer and a member of the Board of Directors of the Company ("CEO") and of each of the Company's principal subsidiaries. The Employee shall report to the Board of Directors (the "Board") of the Company, shall be primarily responsible for the general management of the business and affairs of the Company, including the Company's efforts to reorganize under Chapter 11, and shall perform such duties as are consistent with the role of the CEO of the Company and such other duties, not inconsistent therewith, as may be reasonably assigned by the Board. The Employee shall devote his full business time and attention to the performance of his duties hereunder, provided, however, with the consent of the Board, the Employee may (i) devote a reasonable amount of time and effort to charitable, industry and community groups and (ii) serve as a director of other companies which do not compete with the Company. For purposes of this Agreement, no approval of the Board shall be required for investments by the Executive in his personal portfolio except for the acquisition or holding of 3% or more of the capital stock or partnership interests of an entity that competes with the Company.

         4. Compensation. The Employee's compensation shall consist of:

                  (a) Base Salary. The Company shall pay Employee a base salary of $40,000 per month commencing on July 15, 2003, the date he commenced employment with the Company, or such greater amount as may from time to time be authorized by the Board. The amount in effect under this subsection 4(a) at a relevant time is hereinafter referred


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         to as "Base Salary". The Base Salary shall be payable in such installments and at such times as conform to the general payroll practices of Company.

                  (b) Chapter 11 Bonuses. The Company shall pay the Employee Chapter 11 Bonuses not to exceed in the aggregate $1,400,000. No Chapter 11 Bonus, or any installment thereof, shall be contingent upon the Employee's being or remaining an employee of the Company on the date such amount is payable; provided, however, if the Employee is terminated from employment with the Company for Cause or resigns without Good Reason (as such initially capitalized terms are defined in Section 5), the Company shall have no obligation to pay any Contingent Bonus after termination for Cause or resignation for Good Reason. The Chapter 11 Bonuses shall consist of:

                  (i) Guaranteed Bonus. The Guaranteed Bonus shall be in the aggregate amount of $300,000 and shall be paid in three cash installments of $100,000 each, the first installment paid on the Effective Date, the second installment on the thirtieth day after the Effective Date and the third installment paid on the sixtieth day after the Effective Date, provided, however, if the Employee resigns from employment with the Company for reasons other than Good Reason or if he is terminated from employment by the Company for Cause prior to the 181st day after the Effective Date, he shall return to the Company an amount determined by multiplying $300,000 by a fraction, the numerator of which is the number of days between the Effective Date and the Date of Termination and the denominator is 181.


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                  (ii)     First Contingent Bonus. The First Contingent Bonus
                           shall be in the amount of $550,000 in cash and shall be paid within five (5) business days of the earlier of (A) the closing of a transaction in which the Company sells substantially all of the assets of the Company and (B) the effective date of a plan of reorganization in the Company's Chapter 11 case.

                  (iii) Second Contingent Bonus. The Second Contingent Bonus shall be in an amount not to exceed $550,000 and shall be paid if, but only if, the Company either (i) closes a transaction with a gross sales price in excess of the then outstanding balance of the DIP or
                           (ii) receives a going concern valuation rendered by an entity acting on behalf of the proponent of a plan of reorganization in the Company's Chapter 11 case in excess of the amount of the then outstanding DIP. The amount of the Second Contingent Bonus shall be determined by multiplying $550,000 by a fraction, the numerator of which is the amount by which the gross sales proceeds of a transaction or the going concern value, as applicable, exceeds the then outstanding balance of the DIP and the denominator is the difference between $350,000,000 and the then outstanding balance of the DIP. The Second Contingent Bonus, to the extent earned, shall be paid in a single cash payment on the earlier of the closing of the transaction or satisfaction of the DIP.

                  (c) Expense Reimbursement. The Company shall reimburse Employee for his travel and business entertainment expenses as follows:


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                           (i) Business Expenses. The Company shall reimburse
                  the Employee for his reasonable business related expenses in accordance with its policy on reimbursements as generally applicable to all employees as in effect from time to time.

                           (ii) Automobile. The Company shall provide to the
                  Employee, or reimburse the Employee for the costs of, use of an automobile in accordance with its policy on use of an automobile generally applicable to all senior employees as effect from time to time.

                           (iii) Apartment and Living Expenses. The Company
                  shall pay the cost of or reimburse the Employee for the use of an apartment in the Pittsburgh area and utilities and other costs associated with the use of such apartment; including the reasonable cost of renting furniture for such apartment and the reasonable cost of furnishing such apartment on a temporary basis, and for living expenses in Pittsburgh and Weirton and for periodic travel from Pittsburgh to Employee's permanent home as of the Effective Date.

                  (d) Other Benefit Programs. The Company shall provide, during the Term hereof, coverage for Employee under any plan qualified within the meaning of Section 401(a) of the Internal Revenue Code, excluding the Weirton Steel Corporation Retirement Plan (the "Retirement Plan"), and each and all welfare plans, as defined in Section 3(1) of the Employee Retirement Income Security Act ("ERISA"), as applicable from time to time to its executive level salaried employees;


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                  (e) Supplemental Employee Retirement Plan. Employee shall not be entitled to participate in the Company's Supplemental Employee Retirement Plan or any successor plan thereto;

                  (f) Indemnification. The Employee shall be entitled to be indemnified, and the Company hereby does indemnify the Employee, for all causes of actions that arise or are alleged to arise during the course of his employment with the Company to the fullest extent permitted under the laws of the State of Delaware and the Company's charter.

         5. Termination of Employment.

                  (a) Termination Events. This Agreement and the Employee's employment with the Company shall terminate upon the death or disability of the Employee, resignation by the Employee or termination by the Company. Section 6 sets forth the amounts, if any, due the Employee upon termination of the Agreement and termination of his employment.

                  (b) Notification of Discharge for Cause or Resignation. In accordance with the procedures hereinafter set forth, the Company may discharge the Employee from his employment hereunder for Cause or otherwise and the Employee may resign from his employment hereunder for Good Reason or otherwise. Any discharge of the Employee by the Company for Cause or resignation by the Employee for Good Reason shall be communicated by a Notice of Termination to the Employee (in the case of discharge) or the Company (in the case of resignation) given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination


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         of the Employee's employment under the provision so indicated and (iii)
         if the Date of Termination is to be other than the date of receipt of such notice, specifies the Date of Termination (which date shall in all events be within fifteen (15) days after the giving of such notice). No purported termination of the Employee's employment for Cause shall be effective without a Notice of Termination. The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstances in enforcing the Employee's rights hereunder.

                  (c) Definitions. For purposes of this Paragraph 5 and of Paragraph 6 hereof, the following capitalized terms shall have the meanings set forth below:

                           (i) "Accrued Obligations" shall mean, as of the Date
                  of Termination, the sum of (A) the Employee's Base Salary under Section 4(a) through the Date of Termination not theretofore paid, (B) the amount of any Guaranteed Bonus under
                  Section 4(b) to the extent not then paid and not subject to an obligation to return such amount, (C) the amount of any Contingent Bonus earned but not then paid, and (D) any vacation pay, expense reimbursements and other cash entitlements accrued by the Employee as of the Date of Termination to the extent not theretofore paid.

                           (ii) "Cause" shall mean (A) the willful and continued
                  failure of the Employee to perform substantially his duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board which demand specifically identifies the manner in


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                  which the Board believes that the Employee has not
                  substantially performed his duties, or (B) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act on the part of the Employee shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, a direction of the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose, after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board, finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (A) or (B) above, and specifying the particulars thereof in detail.

                           (iii) "Good Reason" shall mean (A) the failure of the
                  Company to pay when due any amount described in Section 4 or
                  (B) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties


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                  or responsibilities as contemplated by Section 3 of the
                  Agreement (including removal as a member of the Board, or any other action by the Company which results in demotion in such position, authority, duties or responsibilities or which renders the Employee's position to be of less dignity, responsibility or scope, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee, or (C) requiring the Employee to be based other than at the Company's general offices in Weirton, West Virginia except for reasonable business travel.

                           (iv) "Date of Termination" shall mean (A) in the
                  event of a discharge of the Employee by the Company for Cause or a resignation by the Employee for Good Reason, the date the Employee (in the case of discharge) or the Company (in the case of resignation) receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Employee without Cause or a resignation by the Employee without Good Reason, the date the Employee (in the case of discharge) or the Company (in the case of resignation) receives notice of such termination of employment, (C) in the event of the Employee's death, the date of the Employee's death, and (D) in the event of termination of the Employee's employment by reason of Disability, the date the Employee receives written notice of such termination.

                           (v) "Disability" shall mean the Employee's absence
                  from his duties under this Agreement for a period of fifteen
                  (15) business days for a physical or


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                  mental illness, injury or condition which, in the reasonable belief of the Board renders it unlikely that the Employee will be able to return to his duties on a substantially full time duties within the next following three months.

         6. Obligations of the Company Upon Termination.

                  (a) Discharge for Cause, Resignation without Good Reason, Death or Disability. In the event of a discharge of the Employee for Cause or resignation by the Employee without Good Reason, or in the event this Agreement terminates by reason of the death or Disability of the Employee:

                           (i) the Company shall pay all Accrued Obligations to
                  the Employee, or to his heirs or estate in the event of the Employee's death, in a lump sum in cash within thirty (30) days after the Date of Termination; and

                           (ii) the Employee, or his beneficiary, heirs or
                  estate in the event of the Employee's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under the Company's plans and programs subject to ERISA, and under nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans and arrangements; and

                           (iii) the Company's obligation to pay any Contingent
                  Bonus not then earned and all other obligations of the Company hereunder shall cease forthwith.

                  (b) Discharge without Cause or Resignation for Good Reason. If the Employee is discharged other than for Cause or the Employee resigns with Good Reason within one year of the happening of an event of Good Reason.


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                           (i) the Company shall pay the Employee the aggregate
                  of the following amounts:

                                    (A) Within thirty (30) days after the Date
                           of Termination all Accrued Obligations; and

                                    (B) Subject to the terms of Section 4(b),
                           the Company shall pay to the Employee in a single cash payment such Contingent Bonus or Contingent Bonuses under the terms of Section 4(b), notwithstanding that the Employee is not an employee of the Company;

                           (ii) the Employee shall be entitled to receive all
                  benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

                           (iii) except as set forth in this subsection (b) or
                  otherwise specifically set forth in the Agreement, all other obligations of the Company hereunder shall cease forthwith.

                  (c) Payment Obligations Absolute. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Employee or any other party. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Employee or from whomsoever may be entitled thereto, for any reasons whatsoever.


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                  (d) Contractual Rights to Benefits. This Agreement establishes and vests in the Employee a contractual right to the benefits to which he is entitled hereunder. The Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

         7. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      to the Board or the Company, to:

                           Weirton Steel Corporation
                           Three Springs Drive
                           Weirton, WV  26062

                  (b)      to the Employee, to:

                           D. Leonard Wise
                           23860 Sanctuary Lakes Court
                           Bonita Springs, FL 34134

         Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         8. Waiver of Breach. A waiver by Company or Employee of a breach of any provision of this Agreement by the other party shall be in writing and shall not operate or be construed as a waiver of any subsequent breach by the other party.


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         9. Arbitration. Any dispute between Employee and Company arising under this Agreement, whether or not a case or controversy, shall be resolved solely by arbitration in Pittsburgh, Pennsylvania in accordance with the rules of the American Arbitration Association, and judgment upon any award may be entered in any court having jurisdiction thereof.

         10. Legal Fees and Expenses. Company shall promptly reimburse Employee for the reasonable legal fees and expenses incurred by Employee in connection with enforcing any right of Employee pursuant to and afforded by this Agreement; provided, however, that Company only will reimburse Employee for such legal fees and expenses if, in connection with enforcing any right of Employee pursuant to and afforded by this Agreement, either (i) a judgment has been rendered in favor of the Employee by a duly authorized court of law; (ii) an arbitration award in favor of the Employee has been issued; or (iii) Company and Employee have entered into a settlement agreement providing for the payment to Employee of any or all amounts due hereunder.

         11. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties, superseding any prior agreement or arrangement between the parties concerning the employment of Employee by Company, whether written or oral, and any such agreements are null and void except that any prior stock option agreements between the Company and the Employee shall continue to be obligations of Company and Employee. This Agreement may be changed only by a writing signed by the party against whom enforcement is sought. This Agreement shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

         12. Severability. If any provision of this Agreement or the application thereof to any circumstance shall to any extent be held invalid or unenforceable, the remainder of this

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Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein.

         13. Survival of Obligations. Except as otherwise specifically set forth in this Agreement or as otherwise prohibited by law, all rights and obligations of Employee, except such obligations as are created by Section 6 hereof, and all obligations of Company under this Agreement, shall cease on, and as of, the Date of Termination.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day first hereinabove written.

                                       WEIRTON STEEL CORPORATION



                                       By  /s/ Richard R. Burt
                                          --------------------------------------
                                              Richard R. Burt
                                       Title: Chairman of the Board of Directors



                                        /s/ D. Leonard Wise
                                       -----------------------------------------
                                                   D. Leonard Wise


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